UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [   ]


Check the appropriate box:


[ ] Preliminary proxy statement.
[ ] Confidential, for use of the Commission only (as permitted by
    Rule 14a-6(e)(2)). [ ] Definitive proxy statement.
[X] Definitive additional materials.
[ ] Soliciting material pursuant to Section 240.14a-11(c) or Section 240.14a-12.

                  NUI Corporation
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(Name of Registrant as Specified In Its Charter)


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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (check the appropriate box):

[ ] No fee required.
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               computed pursuant to Exchange Act Rule 0-11 (set forth the
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[X] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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     Set forth below is a description of certain very recent developments.

Litigation Description
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On or about September 2, 2004, a shareholder class action complaint (the
"Complaint") was filed in a civil action captioned Green Meadows Partners, LLP on behalf of itself and all others similarly situated v. Robert P. Kenney, Bernard S. Lee, Craig G. Mathews, Dr. Vera King Farris, James J. Forese, J. Russell Hawkins, R. Van Whisnand, John Kean, NUI Corporation and AGL Resources, Inc., pending in the Superior Court of the State of New Jersey, County of Somerset, Law Division. The Company first became aware of the Complaint when it was formally served on September 9, 2004. The Complaint, brought on behalf of a putative class of the stockholders of the Company, names as defendants all of the directors of the Company (the "Individual Defendants"), the Company and AGL Resources, Inc. ("AGL"). The Complaint alleges that purported financial incentives in the form of change of control payments[1] and indemnification rights created a conflict of interest on the part of certain of the Individual Defendants in evaluating a possible sale of the Company. The Complaint further alleges that the Individual Defendants, aided and abetted by AGL, breached fiduciary duties owed to Plaintiff and the putative class by (i) deciding to merge the Company with AGL without purportedly making the requisite effort to obtain the best share price, (ii) agreeing to an allegedly unfair and inadequate cash sale price of $13.70 per share, (iii) entering into a merger agreement with AGL that provided for a $7.5 million break-up fee, and (iv) failing to disclose allegedly material information in the preliminary proxy statement filed on August 13, 2004, including, among other things, (a) the precise amount of consideration received by each director in connection with the sale of the Company, (b) purported strategic alternatives considered by the Company and its financial advisors, (c) additional alleged details of the sale process, and (d) prior relationships, if any, between the Company, AGL and/or its financial advisors. The Complaint demands judgment (i) determining that the action is properly maintainable as a class action, (ii) declaring that the Individual Defendants breached fiduciary duties owed to Plaintiff and the putative class, aided and abetted by AGL, (iii) enjoining the sale of the Company, or if consummated, rescinding the sale, (iv) eliminating the $7.5 million break-up fee agreed to with AGL, (v) awarding Plaintiff and the putative class compensatory and/or rescissory damages, (vi) awarding interest, attorney's fees, expert fees and other costs, and (vii) granting such other relief as the Court may find just and proper. The Company believes that the lawsuit is without merit and intends to defend itself vigorously. Nevertheless, it is not possible at this time to determine a likely outcome.


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1 This allegation appears to be referring to a retirement plan for directors, last amended as of January 24, 1995, that provides for a lump sum payment of the retirement benefits that would be paid to such directors on retirement, discounted for present value in the event of a change of control.